Number *0*                                                           Shares *0*

                      THIS CERTIFICATE IS TRANSFERABLE        CUSIP ___________
                      IN THE CITIES OF _________________

       THE TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS. SEE REVERSE SIDE FOR CERTAIN RESTRICTIONS
             ON TRANSFER OF STOCK AND REQUIREMENTS TO TRANSFER STOCK

                                     J. L. HALSEY CORPORATION

                   a Corporation Formed Under the Laws of the State of Delaware

THIS CERTIFIES THAT **Specimen**

is the owner of **Zero (0)**

fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of

                            J. L. HALSEY CORPORATION

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the laws of the State of Delaware and to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as amended from time to time (copies of which are on file at the office of the Corporation), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED __________________                 Countersigned and
                                         Registered Transfer Agent and Registrar

                                         By:
                                            -----------------------------------
                                                  Authorized Signature

-------------------------------          --------------------------------------
Secretary                                President

                            J. L. HALSEY CORPORATION

       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM      -    as tenants in common               UNIF GIFT MIN ACT ____________ Custodian ___________
         TEN ENT      -    as tenants by the entireties                             (Custodian)           (Minor)
         JT TEN       -    as joint tenants with right                              under  Uniform  Gifts to Minors
                           of survivorship and not as                               Act of
                           tenants in common
                                                                                   -------------------------------
                                                                                    (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

____________________________ (______________) shares of Common Stock of the
Corporation represented by this Certificate and do hereby irrevocably constitute and appoint _____________________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated:  ________________                       SIGNATURE OF REGISTERED OWNER(S)

                      NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST                X
CORRESPOND WITH THE NAME(S) OF THE REGISTERED            -------------------------------------------------
OWNER(S) AS WRITTEN UPON THE FACE OF THE                                   (SIGNATURE)
CERTIFICATE IN EVERY PARTICULAR WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE                 X
WHATSOEVER.                                              --------------------------------------------------
                                                                           (SIGNATURE)

                                                         --------------------------------------------------
                                                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                                         ELGIBLE GUARANTOR INSTITUTION (BANKS,
                                                         STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
                                                         CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
                                                         SIGNATURE GUARANTEE MEDALLION PROGRAM),
                                                         PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES
                                                         EXCHANGE ACT OF 1934, AS AMENDED.

                                                         SIGNATURE(S) GURANTEED BY:

                                                         ---------------------------------------------------

      RESTRICTIONS ON TRANSFER OF STOCK AND REQUIREMENTS TO TRANSFER STOCK

       Article Fifth of the Certificate of Incorporation of the Corporation ("Article Fifth") restricts the direct or indirect sale, transfer, disposition, purchase or acquisition ("Transfer") of shares of common stock of the Corporation ("Stock"), and requires the Transfer of Stock, under certain circumstances. In general, Article Fifth prohibits any Transfer of Stock on or prior to January 1, 2022 or such earlier date or later date as may be determined by the board of directors of the Corporation (the "Board of Directors") without prior approval of the Board of Directors by or to any holder (a) who beneficially owns directly or through attribution 5% or more of the Stock (as determined under Section 382 of the Internal Revenue Code of 1986 and the applicable Treasury Regulations thereunder, each as amended from time to time (collectively, "Section 382") with certain modifications), or (b) who, upon such Transfer of Stock, would beneficially own directly or through attribution 5% or more of the Stock (as determined under Section 382, with certain modifications). If any person or entity attempts to Transfer Stock in violation of Article Fifth, such purported Transfer shall be null and void and the purported acquiror shall have no rights with respect thereto. Among other things, Article Fifth permits the Corporation to require sale of any Stock Transferred in violation of Article Fifth, and the purported acquiror shall not be entitled to receive any proceeds of such sale in excess of the amount paid by such purported acquiror for such Stock and shall be required to return any dividends or distributions on such Stock. In addition, certain holders of Stock will be required to Transfer Stock as a result of certain transfers of interests in entities that own Stock and the proceeds of such sale to be received by the holder shall be limited to the fair market value of such Stock at the time of the transfer of such interests. Under Article Fifth, the Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Corporation information regarding the ownership of Stock by the proposed transferee as well as the ownership of Stock by any persons or entities controlling, controlled by or under common control with such proposed transferee. Under certain circumstances, Article Fifth authorizes the Board of Directors to extend or accelerate the expiration date of the Article Fifth transfer restrictions and to modify certain provisions of Article Fifth. The foregoing is a summary description only of certain of the provisions of Article Fifth, to which reference is made for a complete description of the restrictions on the Transfer of Stock and the provisions requiring the Transfer of Stock and the consequences of the violation thereof. The Corporation will furnish a copy of Article Fifth to the holder of record of this certificate without charge upon written request to the Corporation at its principal place of business. By acceptance of this certificate, the holder hereof and any beneficial owner of the shares represented hereby shall be bound in all respects by such Article Fifth, as modified from time to time by the Board of Directors or the stockholders of the Corporation.

THE CORPORATION WILL FURNISH WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.

                        ---------------------------------